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                                                                    EXHIBIT 15.1

                                            July 16, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Ladies and Gentlemen:

                           Re:  Pacific Telesis Group
                               Registration on Form S-3
                               ------------------------

We are aware that our report dated May 13, 1996 on our review of the interim financial information of Pacific Telesis Group and Subsidiaries for the three-month period ended March 31, 1996 and included in the Corporation's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                           Very truly yours,


                                           /s/ Coopers & Lybrand, L.L.P.

                                           Coopers & Lybrand, L.L.P.